Exhibit 10.25

TRADEMARK LICENSE AGREEMENT

This TRADEMARK LICENSE AGREEMENT (this “Agreement”), dated as of February 17,th 2011 (“Effective Date”), is by and between Revel Group, LLC, a Delaware limited liability company (“Licensor”), and Revel Entertainment Group, LLC, a New Jersey limited liability company (“Licensee”).

RECITALS

WHEREAS, pursuant to the Trademark Assignment dated as of the date hereof between Licensor and Licensee, as such Trademark Assignment may be supplemented, modified, and amended from time to time, Licensor has been assigned certain trademarks, service marks, domain names and trade names;

WHEREAS, Licensee desires to use the trademarks, service marks, domain names and trade names owned by Licensor, including, without limitation, those set forth in Schedule A hereto, as such schedule may be supplemented, modified, and amended from time to time, and the goodwill associated therewith (the “Licensed Marks”) in the Territory (as defined below) in connection with the Business (as defined below); and

WHEREAS, Licensor has agreed to grant to Licensee an exclusive license to use, and to sublicense the right to use, the Licensed Marks in the Territory in connection with the Business.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

ARTICLE I

GRANT OF LICENSE

1.1 Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee an exclusive, perpetual, royalty-free, fully paid right and license to use the Licensed Marks solely in the Territory in connection with the Business.

1.2 Licensee shall not use the Licensed Marks outside the Territory or in connection with any business, products, materials or other services of any description other than the Business without the express written consent of Licensor.

1.3 For the purposes of this Agreement, “Territory” means Atlantic City, New Jersey, and “Business” means (i) the gaming business, (ii) the development, construction, ownership and operation of a facility in which a gaming operation is conducted, (iii) the development, construction, ownership or operation of lodging, retail, resort, restaurant or convention facilities, sports or entertainment facilities, food and beverage distribution operations, transportation services, parking services, recreation, spa, pool, exercise and gym facilities or sales and marketing services, all in connection with a facility in which a gaming operation is conducted, and (iv) any business or other activity that is ancillary to, necessary for, incidental to, useful to, arising out of, supportive of, related to, connected to or a reasonable extension, development or expansion of any of the foregoing.

1.4 Notwithstanding anything to the contrary herein, Licensee may conduct advertising, marketing, and promotional activities using the Licensed Marks in connection with the Business in the Territory throughout the world, including at trade shows, in U.S. and international distributed periodicals, and on the internet; provided, that any such advertising, marketing, and promotional activities by Licensee are intended for and targeted at promotion of Licensee’s operation of the Business in the Territory. For the avoidance of doubt, Licensee may not use the Licensed Marks in connection with any online gaming operations.

1.5 Licensor shall maintain all domain names licensed hereunder, including, without limitation, by paying all renewal fees associated therewith unless otherwise instructed by Licensee. Licensor shall delegate to Licensee administrative and technical control over such domain names and the servers relating to such domain names.

ARTICLE II

SUBLICENSING

2.1 Subject to the terms and conditions of this Agreement Licensee may sublicense the rights granted herein for use in the same manner as provided in this Agreement and subject to the terms and conditions of this Agreement; provided that (i) Licensee notifies Licensor of the identity and address of such sublicensee, and (ii) such sublicensee agrees in writing to be bound by, and comply with, the terms and conditions of this Agreement as if it were the Licensee, with said sublicense terminating (a) if and when such sublicensee ceases to be a sublicensee of Licensee, and (b) upon the termination of this Agreement. No sublicense by Licensee of any of its rights under this Agreement shall relieve or release Licensee from any of its obligations hereunder arising or accruing before or after such sublicense. Licensee agrees to be liable to Licensor for all activities of any of its sublicensees.

ARTICLE III

PAYMENT

3.1 As consideration for the license granted herein, Licensee shall pay Licensor an annual fee of $1.00.

ARTICLE IV

QUALITY CONTROL

4.1 Licensee shall conduct the Business and use the Licensed Marks in a manner consistent with the highest standards, quality, style and image. Licensee shall use the Licensed Marks only pursuant to the license granted hereby and only in a manner which will ensure no loss by Licensor of any rights in any of the Licensed Marks. Licensor shall have the right to exercise reasonable quality control over the services provided by the Business, any advertising/promotional materials, signage, stationery, business cards, or other articles bearing the Licensed Marks and Licensee’s use of the Licensed Marks to that degree necessary, in the reasonable opinion of Licensor, to maintain the validity and enforceability of the Licensed Marks and to protect the goodwill associated therewith. Licensee’s right to use the Licensed Marks is limited to such uses as are expressly authorized hereunder, and any unauthorized use thereof shall constitute an infringement of Licensor’s rights. Licensee acknowledges and agrees that Licensor’s approval of or consent to any specific use of any Licensed Mark does not constitute approval of or consent to any other use.

4.2 Licensor’s representatives shall have the right to inspect all facilities utilized by Licensee in connection with Licensee’s use of the Licensed Marks and in connection with the Business at any time during normal business hours, on reasonable prior notice.

4.3 If Licensor finds that use of the Licensed Marks by Licensee, in Licensor’s reasonable opinion, materially threatens the goodwill of the Licensed Marks, Licensee, shall, upon notice from Licensor, immediately, and no later than ten (10) days after receipt of notice from Licensor, take all measures reasonably necessary to correct the deviations or misrepresentation in, or misuse of, the respective items. If Licensee does not correct the deviations or misrepresentation in, or misuse of, the respective items within this ten (10) day period, Licensor may immediately terminate this Agreement without further notice or cause.

ARTICLE V

USE OF LICENSED MARK

5.1 Licensee shall use the Licensed Marks in accordance with sound trademark and trade name usage principles and shall not use the Licensed Marks in any manner which would tarnish, dilute, disparage, or reflect adversely on Licensor, the Licensed Mark, or the goodwill associated therewith.

ARTICLE VI

PROPERTY OF LICENSOR

6.1 Licensee acknowledges that the Licensed Marks and all rights therein (with the exception of those rights expressly granted to Licensee hereunder), and the goodwill pertaining thereto belong exclusively to Licensor. Licensee’s use of the Licensed Marks shall inure to the benefit of Licensor for all purposes, including without limitation any rights with respect to trademark registrations.

6.2 Licensee agrees not to (i) register, or attempt to register, the Licensed Marks or any confusingly similar trademark, service mark, trade name or domain name in its own name or any other name, or (ii) use the Licensed Marks other than in connection with the Business in the Territory.

6.3 During the term of this Agreement and thereafter, Licensee will not, and will not assist any person to: (i) challenge the validity or Licensor’s ownership of, or right to license, the Licensed Marks or any registration or application for registration therefor; (ii) contest the fact that Licensee’s rights under this Agreement are solely those of a Licensee and terminate upon termination of this Agreement; and (iii) represent in any manner that it has any title or right to the ownership, registration or use of the Licensed Marks in any manner except as set forth in this Agreement.

ARTICLE VII

ENFORCEMENT AND DEFENSE OF LICENSED MARKS

7.1 Each party shall promptly notify the other party of any infringement or other violation of or challenge to, the Licensed Marks by a third party of which it becomes aware. Licensor shall have the sole initial right, but not the obligation, to initiate a lawsuit or take other action in Licensor’s sole discretion and at its sole expense, against uses by third parties that may constitute infringement or other violation of the Licensed Marks, including by directing and controlling any such course of action, and any settlement thereof; provided, however, that Licensor shall not enter into any settlement that adversely affects the rights granted to Licensee (or sublicensees) under this Agreement without Licensee’s prior written approval which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, if Licensor in its sole discretion does not initiate a lawsuit or take other such action, Licensee at its sole expense shall have the right to enforce and protect the Licensed Marks, at all times subject to Licensor’s prior written approval. Licensee shall cooperate with Licensor with respect to any such course of action as directed by Licensor, and shall not enter into any settlement without Licensor’s prior written approval.

ARTICLE VII

TERMINATION

8.1 Without limiting the provisions of Section 4.3 hereof, in the event of a material breach of the terms of this Agreement by Licensee, Licensor may terminate this Agreement by providing Licensee with thirty (30) days’ prior written notice and opportunity to cure such breach.

ARTICLE IX

CONSEQUENCE OF TERMINATION OF THIS AGREEMENT

9.1 Upon and after the termination of this Agreement:

(i) all rights granted to Licensee hereunder shall revert to Licensor; and

(ii) within sixty (60) days of termination, Licensee shall stop and cease all use of the Licensed Marks or of any mark, trade name, trade dress or domain name confusingly similar to any mark, trade name, trade dress or domain name of Licensor, and Licensee shall remove all uses of the Licensed Marks from its trade name and any advertising/promotional materials, signage, stationery, business cards, or other articles bearing the Licensed Marks and destroy all remaining applicable materials bearing the Licensed Marks.

ARTICLE X

INDEMNIFICATION

10.1 Indemnification by Licensee. Licensee agrees to indemnify and hold Licensor and its affiliates and the officers, directors, shareholders, employees and agents of any of the foregoing harmless against any liability, losses, damages, penalties, claims, actions, suits, judgments or settlements of any nature or kind (including reasonable costs of investigation, reasonable attorneys’, accountants’ and expert witnesses’ fees, and reasonable expenses payable to third parties), incurred by any such person by reason of Licensee’s use of the Licensed Marks.

10.2 Notice of Claim.

(i) Licensor shall notify Licensee as soon as practicable after Licensor receives notice of or otherwise has actual knowledge of such claim, and shall provide to Licensee as soon thereafter as practicable all information and documentation necessary to support and verify the claim being asserted.

(ii) Promptly after receipt by Licensor of notice of the commencement by any person of any action, suit or proceeding which might result in Licensee becoming obligated to indemnify or make any other payment to Licensor under this Article X, Licensor shall, if a claim in respect thereof is to be made against Licensee pursuant to this Section 10.2, notify Licensee promptly in writing of the commencement thereof. The failure of Licensor to so notify Licensee shall not relieve Licensee from any liability which it may have on account of this indemnification or otherwise, except to the extent that Licensee is materially prejudiced thereby. Licensee shall have the right, within thirty (30) days after being so notified, to assume the defense (at its expense) of such action, suit or proceeding with counsel reasonably satisfactory to Licensor. In any such action, suit or proceeding the defense of which Licensee shall have so assumed, Licensor shall have the right to participate therein and retain its own counsel at its own expense; provided, however, that Licensor’s counsel shall be retained at Licensee’s expense if (a) Licensor and Licensee so agree or (b) the named parties to any such action, suit or proceeding (including the impleaded parties) include both Licensor and Licensee and representation of both Licensor and Licensee by the same counsel would be inappropriate due to actual or potential differing interests between them. Licensee shall promptly defend any claim subject to indemnification hereunder, but Licensee shall not settle any claim, admit any liability or consent to any adverse judgment without the prior approval of Licensor, which approval shall not be unreasonably withheld.

(iii) Licensor shall cooperate, and shall use its reasonable best efforts to cause its employees and the employees of any of its respective affiliates to cooperate with Licensee in the defense of any action, suit or proceeding assumed by Licensee. Notwithstanding any and all of the foregoing, to the extent that any claim arises out of or is related to the Licensed Marks or any use of the Licensed Marks, Licensor shall have the sole right to select counsel for the defense of such claim and to control the defense, settlement or compromise of such claim.

(iv) Licensee’s obligation under this Section 10.2 shall (A) not affect Licensor’s right to seek any remedy upon a default by Licensee under this Agreement and (B) survive the termination for any reason of this Agreement.

ARTICLE XI

MISCELLANEOUS

11.1 Further Assurances. From time to time after the Effective Date, at the request of either party hereto and at the expense of the party so requesting, each party shall execute and deliver to the requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

11.2 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, by mail (certified or registered mail, return receipt requested), by reputable overnight courier or by facsimile transmission (receipt of which is confirmed):

(a) If to Licensor, to:

1301 Atlantic Avenue, Suite 220

Atlantic City, NJ 08401

Attention: Kevin G. DeSanctis

Facsimile: (609) 568-9317

(b) If to the Licensee, to:

1301 Atlantic Avenue, Suite 220

Atlantic City, NJ 08401

Attention: Kevin G. DeSanctis

Facsimile: (609) 568-9317

or to such other person or address as any party shall specify by notice in writing, given in accordance with this Section 11.2, to the other parties hereto. All such notices, requests, demands, waivers and communications shall be deemed to have been given on the date on which so hand-delivered, on the third business day following the date on which so mailed, on the next business day following the date on which delivered to such overnight courier and on the date of such facsimile transmission and confirmation, except for a notice of change of address, which shall be effective only upon receipt thereof.

11.3 Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings, oral and written, with respect to its subject matter.

11.4 Severability. Should any provision of this Agreement for any reason be declared invalid or unenforceable, such declaration shall not affect the validity or enforceability of any other provision of this Agreement, all of which other provisions shall remain in full force and effect, and the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by law.

11.5 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by Licensee without Licensor’s prior written consent. Any attempted transfer or assignment in contravention of this paragraph shall be null and void. For the avoidance of doubt, the grant of a security interest in or collateral assignment of this Agreement shall not constitute an assignment for purposes of this Section.

11.6 Amendment, Modification and Waiver. This Agreement may be amended, modified or supplemented at any time by written agreement of the parties hereto. Any failure by either party to comply with any term or provision of this Agreement may be waived by the other party at any time by an instrument in writing signed by or on behalf of both parties, but such waiver or other failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

11.7 Third-Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer upon or give any person except the parties hereto and their respective successors and permitted assigns, any remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this Agreement.

11.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.9 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

11.10 Governing Law. This Agreement shall be governed by the laws of the State of New York, without regard to the principles of conflicts of law thereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Trademark License Agreement as of the day and year first above written.

REVEL GROUP, LLC

By:	/s/ Kevin G. DeSanctis
	Name:	Kevin G. DeSanctis
	Title:	Manager

REVEL ENTERTAINMENT GROUP, LLC

By:	/s/ Alan Greenstein
	Name:	Alan Greenstein
Title:

Schedule A

Licensed Marks

The following domain names, excluding any common law rights that correspond with any intent-to-use trademark applications filed or owned by Licensor with the United States Patent and Trademark Office unless and until a statement of use is filed for such intent-to-use trademark applications:

REVELENTERTAINMENT.COM

REVELINAC.COM

[ADDITIONAL TRADEMARKS TO BE ADDED WHEN STATEMENT OF USE FILED]